                                                                 EXHIBIT 10.46


                                                       Dated as of  12/23/95
LICENSOR:
     Film Roman, Inc.
     12020 Chandler Blvd., Ste. 200
     North Hollywood, California  91607  USA
     Attn.:  Business Affairs Department

LICENSEE:  Television Espanola, S.A.
           Po de la Castellana, 135
           Madrid, Spain
           Attn: D. Ramon Colom Esmatges
                 DIRECTOR TVE

Re:  "FELIX THE CAT" SERIES; CO-PRODUCTION AGREEMENT

Gentlemen:

When executed by you ("LICENSEE") and by us, FILM ROMAN, INC. ("LICENSOR"), this letter (Schedule "A") and the attached License Agreement will constitute the Agreement between Licensor and Licensee concerning certain rights to the Picture(s) set forth below in accordance with the terms and conditions hereof. The following are the basic terms of the Agreement:

TITLES ("Picture/s"):      Initial 26 episodes of "FELIX THE CAT" animated
                           television series, produced by Licensor

TOTAL TIME:                One-half hour commercial broadcast time per episode

TERRITORY:                 Spain

LANGUAGE:                  Spanish and regional languages of Spain

RIGHTS/MEDIA:              Television exhibition and home video.

TERM:                      Twelve (12) years from delivery of each episode

NUMBER OF BROADCAST RUNS:  Unlimited

LICENSE FEE:               Eight Hundred Seventy-Seven Thousand Five Hundred
                           Dollars ($877,500.00 USD)

PAYMENT TERMS:             $87,750.00 USD upon signature of this agreement

                           $380,250.00 USD on delivery of the Pictures, but no earlier than

                           January 1, 1996

                           $31,500.00 per episode on delivery of
                           episodes 14-26 (total of $409,500.00 USD)

TRANSMISSION MATERIAL:

PAYMENT: Due in accordance with the provisions of the agreement shall be paid to Licensor by wire transfer to:

          FILM ROMAN, INC.
          First Charter Bank
          265 North Beverly Dr.
          Beverly Hills, California 90210
          Account#: 002-858-487
          ABA #: 122239843 (on behalf of Film Roman, Inc.)

Licensee shall advise Licensor by fax (818/985-2973) when any such remittance is sent. Timely payment by Licensee is the essence of this agreement. Banking information to be provided prior to payment.

MERCHANDISING REVENUE: Licensor agrees to pay Licensee ten percent (10%) of the net revenues received during the Term by Licensor that are specifically attributable to exploitation within the Territory of merchandise exploited in connection with the Pictures. Accountings shall be provided to Licensee within sixty (60) days of each semi-annual period, identifying the revenues received by Licensor and all fees, expenses, production costs, etc. incurred by Licensor in connection therewith, during the semi-annual period. Simultaneously therewith, Licensor shall remit any monies due hereunder.


FILM ROMAN, INC.                                        ("Licensee")


By: /s/ Phil Roman                  By: /s/ Authorized Signatory
   ------------------------            -------------------------
   An Authorized Signatory             An Authorized Signatory

     This agreement ("Agreement") is made and entered into as of the date set forth in Schedule "A" which is attached hereto and incorporated herein by reference, by and between FILM ROMAN, INC., whose principal place of business is located at 12020 Chandler Blvd., Ste. 200, North Hollywood, California 91607 (hereinafter, "Licensor"), and Licensee, whose name and principal place of business are set forth in Schedule "A" (hereinafter, "Licensee").

     In consideration of the mutual representations, warranties and covenants herein contained and other good and valuable consideration, Licensor and Licensee hereby agree as follows:

     1.   Definitions:   As used herein the following terms shall have the
following meanings:

          (a) The "Picture": The "Picture/s" is/are set forth in Schedule "A".

          (b) "Master": "Master" means technically satisfactory material from which duplicate Masters ("Sub-Masters") suitable for use in the manufacture of broadcast devices can be made.

         (c) "Territory": "Territory" shall include those territories set for in Schedule "A".

          (d) "Term": The "Term" shall mean the period as set forth in Schedule "A".

          (e) "Language": The "Language" means the language set forth in Schedule "A".

          (f) "Delivery": "Delivery" as used herein shall mean the date the complete Master or Sub-Master is either delivered or made available to the Licensee for duplication.

     2.   Grant of Rights

          (a) Subject to the limitations, terms and conditions set forth in this Agreement, Licensor hereby grants to the Licensee the right, license and privilege throughout the Territory during the Term to exploit the Picture in the Language, pursuant to the Rights set forth in Schedule "A" as those rights are generally understood in the entertainment industry. Licensee shall not authorize or permit any telecasts or videocassettes to be exported and/or exploited out of the Territory. Licensee shall in addition have the right to use extracts from the Picture not exceeding two (2) minutes in length on any manner and media for the sole purpose of advertising and promoting the Picture hereunder.

As used in Schedule "A", "television exhibition" shall include traditional pay and free television transmitted via Hertzian waves, coaxial cable, or satellite. As used herein, "home video device" means a device rented or sold to the viewer intended only for viewing Pictures embodied therein in private living accommodations where no admission fee is charged for such viewing, and does not include the public performance, diffusion, exhibition or broadcast of Pictures embodied on the video device. Notwithstanding the foregoing, "television exhibition" and "home video device" shall not include exhibition via computer technology and other new technologies, where a significant characteristic of such presentation is consumer interactivity, non-linear programming, or the use of computer information, storage, retrieval, management techniques and technology capable of consumer interactivity, or which may be received by end users on optical or magnetic disks through interactive television or through any other technology hereafter developed, including by means of electronic delivery.

     Notwithstanding the foregoing, and in the event that Licensor desires to enter into an agreement with a third party (the "Distributor") for the worldwide distribution of video devices embodying a Picture, Licensee agrees to provide such Distributor the exclusive opportunity to negotiate with Licensee for such home video rights within the Territory. Such right of first negotiation shall inure to the Distributor for a period of sixty days commencing with Licensor's notice to both Licensor and Distributor of Licensee's home video rights hereunder. In the event an agreement is not entered into between Licensee and Distributor during such sixty day period, Licensee may commence negotiations with other parties to exploit the home video rights, and Licensee shall be entitled to enter into an agreement with such other parties to exploit Licensee's home video rights hereunder; provided, however, that Licensee shall not be entitled to grant such other parties the home video rights on terms less favorable than offered to Licensee by Distributor during the foregoing sixty day period.

          (b) Licensee shall have the right to use and authorize others to use the name, likeness (whether by photograph or otherwise) and voice of any person who appears recognizably in the Picture, solely for the purpose of advertising, publicizing or exploiting the Picture, provided that:

               (i) Licensee shall, and shall cause its licensees to, strictly abide by all relevant restrictions imposed upon Licensor of which notice is given to Licensee with respect to the use of any person's name, likeness and/or voice pursuant to this subparagraph 2(b);

               (ii) The name, likeness and/or voice of any person shall not be used as a direct or indirect endorsement of any product, service or commodity;

               (iii) No such advertising materials shall use more than two (2) minutes of the Picture; and

               (iv) Licensee agrees that copies of all such usage referred to in subparagraph 2(b) shall be furnished to Licensor promptly after publication.

          (c) Notwithstanding anything to the contrary contained herein, the rights granted to Licensee hereunder do not include the right to use or permit the use of any broadcast or telecast devices for viewing in any place of public assembly where an admission fee or viewing fee is charged, for theatrical exhibition, or for broadcast or exhibition in hotels, military camps and installations, embassies, prisons, buses, oil rigs, aircraft, ships, educational institutions, hospitals, or by other so-called "non-standard" means, not known or hereafter devised, unless approved in writing by Licensor.

          (d) All rights to the Picture which have not been granted to Licensee pursuant to this Paragraph 2 are hereby expressly reserved to Licensor, and Licensor shall be entitled to exercise, exploit and/or dispose of any such reserved rights throughout the world (including, without limitation, in the Territory) at any time without prior notice or any obligation to Licensee whatsoever.

          (e) It is specifically agreed that Licensee shall have no right to edit, re-sequence, alter the music in any way, dub (unless otherwise agreed to herein), add to delete from or otherwise alter the Picture in any manner whatsoever without obtaining Licensor's prior written consent. In the event Licensee is authorized hereunder to create dubbed versions of the Picture, upon Licensor's request Licensee shall make such version immediately available to Licensor for purposes of creating copies thereof, such costs of reproduction to be paid by Licensor. Notwithstanding the foregoing, Licensee may, at its own cost, add its "logo" preceding the main title or following the end title.

     3.   Obligations of Licensee.

          (a) Licensee shall use its best efforts, skill and ability in the distribution, marketing and exploitation of the Picture hereunder.

          (b) Licensee shall strictly comply with all contractual requirements for advertising credit to persons who rendered services or furnished materials in connection with the Picture of which Licensor notifies Licensee.

          (c) Licensee shall be solely responsible for all marketing, advertising and other costs incident to the rights granted hereunder.

          (d) Any and all licenses or broadcast rights granted by Licensee shall terminate and/or expire as of the expiration date of this agreement. No such grant by Licensee shall survive the Term. Upon expiration of the Term:

               (i) the Licensee shall at its own expense return the Programs to the Licensor at the Licensor's original point of dispatch or such other address as the Licensor nominates; or

               (ii) at the option of the Licensor, the Licensee shall, if the Programs are recorded on film, destroy the Programs and furnish the Licensor a certificate of destruction thereof; or

               (iii) at the option of the Licensor, the Licensee shall erase the Program signals if recorded on videotape and furnish to the Licensor a certificate of erasure thereof.

          (e) The Licensee shall be responsible for the payment to the appropriate performing rights collecting bodies or agencies of all fees in respect of the broadcasting of the Picture in accordance with this Agreement.

          (f) Unless otherwise provided, all credits will be given in respect of the Picture in accordance with the usual practice in the film and television industry and the Picture shall be telecast without any omission, editing or abbreviation of the production credits as they appear on the Picture.

          (g) The Licensee may make only such cuts or deletions as are necessary to make the Picture conform to its time segment requirements and its continuity and broadcast acceptance standards and may add commercial matter provided it is clear to the television viewers that such commercial matter is not part of the continuity of the Picture.

     4.   Delivery and Use of Materials.

          Licensee shall purchase all materials, including but not limited to pertinent advertising and publicity materials at Licensor's "Standard Proforma Price", such price list to be provided promptly upon Licensee's request, and Licensor shall deliver such Materials to the address specified herein. Unless a definite schedule of telecasting the Picture is stipulated herein, Licensee shall give Licensor not less than thirty (30) days prior written notice of the scheduled date of each telecast where shipment is via air and reasonable prior notice where shipment is other than via air. All reasonable costs of delivery of such Materials, including, without limitation, packaging, shipping, insurance and custom fees and duties, shall be the Licensee's sole responsibility.

          (a) At the end of the exhibition period or, if the Materials are on loan, within a reasonable time after the date of delivery of the Materials, the Licensee, at Licensee's sole expense, shall return the Materials to Licensor unless otherwise instructed.

          (b) The Licensee shall refund to the Licensor any replacement costs of any Material lost or damaged while in the possession of the Licensee.

          (c) Unless the Licensee advises the Licensor within two (2) weeks of the Material having been delivered to the Licensee of any technical or quality or other defect in the Material that will prevent telecasting, the Material shall be deemed fit for telecasting.

     5.   Distribution Guarantees.

          (a) In full consideration for all rights, privileges and licenses granted to Licensee, Licensee agrees to pay Licensor and Licensor agrees to accept the License Fee set forth in Schedule "A".

          (b) Licensor will have the option to terminate this Agreement if 100% payment has not been received from Licensee in accordance with the payment schedule as set forth in Schedule "A".

          (c) All payments made hereunder and the requisite notice thereof shall be forwarded to the account of Licensor as provided for in Paragraph 6 (b) below.

     6.   Payments and Accountings.

     A. Licensee shall use its best efforts to timely obtain all government permits necessary to make payment to Licensor as and when required under this Agreement. Notwithstanding anything to the contrary contained herein, there shall be no deductions whatsoever from any payments made to Licensor hereunder on account of bank charges or conversion taxes, it being the intent hereof that any amounts payable to Licensor hereunder shall be free and clear of any tax, levy or charge whatsoever, except with respect to any withholding tax or similar tax which Licensee is obliged by law to deduct, subject to Paragraph 17 and 18 herein.

     B. Payment shall be made in U.S. dollars at the address of Licensor by bank wire transfer.

     7.   Titles and Substitution of Pictures.

          Licensor reserves the right to change the title of any Picture embraced by this Agreement. Licensor also reserves the right to substitute a Picture of comparable quality for any Picture licensed hereunder because of force majeure, unavailability or any threatened litigation in connection with such Picture or to minimize possible damage from any pending, threatened, or possible court action. In the event that Licensor is not in a position to make such substitution and so notifies Licensee, then Licensee agrees that Licensor may remove such Picture from this Agreement, and in such event the License Fee shall be reduced by an amount equal to the License Fee applicable to such Picture.

     8.   Licensor's Warranties.

          Licensor represents and warrants that it possesses the full right, titles and interest to enter into and to perform this Agreement, and it will not, so long as this Agreement remains in effect, grant to any other person, firm or corporation any rights which it has exclusively granted to Licensee hereunder. Licensor further represents and warrants that the Picture was made in accordance with all relevant contracts, legislation and regulations, and provided that Licensee complies with its obligations hereunder, Licensee shall be able, without financial, legal or other liability, to fully and freely exploit and exercise its right in the Picture(s) as granted hereunder.

     9.   Default by Licensee.

          Subject to paragraph 15 hereof, in the event:

          (a) Licensee shall fail to make payments hereunder for any reason and shall not make payments as aforesaid within ten (10) days after written demand for same from Licensor; or

          (b) Licensee shall make or attempt to make any assignment for the benefit of creditors or make or attempt to make any composition with creditors, or any action or proceeding under bankruptcy or insolvency law is taken by or against Licensee, or Licensee shall effect or attempt to effect a voluntary or compulsory liquidation of assets; or

          (c) Licensee shall fail within twenty-one (21) days after written demand by Licensor to remedy completely any other material act or failure constituting a material breach of this Agreement;

then, and in any such events, Licensor may, in addition to (and without prejudice of) any or all of its other rights and remedies at law or otherwise it may possess, terminate the Term of this Agreement by giving written notice to Licensee of such termination, without refunding or rebating any amounts whatsoever to Licensee. The Licensor is hereby entitled to retain such amounts by way of partial liquidated damages.

     10.  Protection of Pictures.

          Licensee shall take all reasonable and practicable steps necessary to protect the copyright in the Picture, and all material delivered hereunder. Subject to Licensor's prior approval with respect to the institution of any legal written proceeding, Licensee shall further take all legal action necessary to protect the interest of Licensor and Licensee in the Picture and to restrain or obtain redress from any third party from any unauthorized use of the Picture, the broadcast or duplication thereof, or the doing of any act which infringes upon the Picture or any Materials manufactured or delivered hereunder. Licensor shall be free to participate in such action using counsel of its own choice, at Licensor's expense, and Licensor's expenses thereof shall be repaid to Licensor out of any recovery from such action, pro rata with the repayment to Licensee of its expenses. If Licensee shall fail or refuse to take any of the foregoing actions, then, in addition to any of the rights which Licensor shall have hereunder, either at law or in equity, Licensor may (but shall not be obligated to) take such action in Licensor's and/or Licensee's name, in which event any recovery from such action undertaken by Licensor shall be the sole property of Licensor. Licensee shall notify Licensor in writing of the occurrence of any event relating to the provisions of this paragraph and all actions taken with regard thereto.

     11.  Indemnification.

          The parties hereto agree to defend, indemnify and hold each other harmless from and against any and all liability, loss, damage, costs or expense, including reasonable attorneys' fees, paid or incurred by reason of any breach or alleged breach of the warranties, representations or agreements contained herein reduced to final non-appealable judgment or settled with the indemnitor's consent. The indemnitor shall receive prompt written notice of any claim or action to which this indemnity applies and shall be given the reasonable opportunity to defend against and/or settle such claim or action.

     12.  Notices.

          All notices, approvals, payments or documents which either party is required to deliver hereunder shall be in writing and shall be personally delivered, telexed, telecopied, telegraphed or mailed, postage prepaid, at the address set forth in Schedule "A", or to such other address, as either party may from time to time designate. All notices given by mail shall be deemed given when received but in any event no later than five (5) days from the day of deposit in the mail. All notices sent by telex, telecopy or telegraph shall be deemed given when received but in no event later than one working day from the date sent. All notices given by personal delivery shall be deemed given when received.

     13.  Assignability.

          Licensee shall not assign or license this Agreement or any of its rights hereunder or delegate any of its obligations hereunder, in whole or in part, without the prior written consent of Licensor, provided, however, Licensees may sub-license its rights hereunder to a reputable broadcaster in and for the Territory, provided that such assignment and/or sub-license will not relieve Licensee of any of its obligations hereunder.

     14.  Relationship of Parties.

          This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between the parties, and neither party shall hold itself out as the agent or partner of the other. Neither party shall become liable for any representations, acts or omissions of the other contrary to the provisions hereof.

     15.  Force Majeure.

          Neither party shall be deemed in default if the performance of obligations hereunder is delayed or becomes impossible or impracticable by reason of any Act of God, war, fire, earthquake, flood, accident, civil commotion, strike or in general any industrial disturbance or shortage of raw material or energy, act or refusal of any Government, union, guild or similar body, their agencies or officers, or any other legitimate cause beyond the control of the parties hereto. In the event the exploitation of the Picture becomes impossible or impracticable because of any such event, the Term hereof shall be automatically extended by the same period as such event continues, provided that if such period exceeds three (3) months, either party shall at any time thereafter be entitled to terminate this Agreement, during such event of force majeure, by written notice to the other party.

     16.  Applicable Law.

          This Agreement is entered into pursuant to the laws of the State of California, and the United States of America, and shall be interpreted in accordance with the laws applicable to agreements entered into and wholly performed therein. Any controversy or claim arising out of or relating to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be governed by such laws, and Licensee hereby consents to binding arbitration before the American Film Market in Los Angeles, California or a city to be mutually agreed upon where the American Film Market conducts arbitration.

     17.  Blocked Currency and Foreign Exchange.

          (a) Licensee shall promptly notify Licensor in writing if the transmission of any gross receipts payable to Licensor is prevented by embargo, blocked currency regulations or other restrictions. Provided that the laws of the country in which such frozen funds exist permit the transfer of Licensor's share of such funds to Licensor, then Licensor's share of gross receipts in Licensor's name in any bank designated by Licensor in such foreign country. Such deposit will be deemed proper payment to Licensor of the monies due and payable to Licensor.

          (b) If, in the Licensor's judgment, the transfer of funds from the Territory to the United States becomes economically inadvisable because of prohibitive exchange rates, then Licensee agrees, upon Licensor's request, to deposit Licensor's share of gross receipts in such foreign country in the manner described in subparagraph (a) above.

     18.  Taxes.

     Licensee agrees to assist Licensor with the application and completion of all documents necessary to qualify Licensor for exemptions from taxes imposed on the payment of fees for rights licensed hereunder.

     19.  Miscellaneous.

          (a) No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

          (b) Each of the parties acknowledges and agrees that the other has not made any representations, warranties, or agreements of any kind, except as may be expressly set forth herein.

          (c) This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, oral or written. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by an officer of each party. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by both parties.

          (d) The paragraph headings used in this Agreement are for convenience only and shall have no legal effect whatsoever.

          (e) If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement, provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its option, to terminate this Agreement upon giving written notice to Licensee of its election to do so.

          (f) In the event of any action, suit or proceeding hereunder, the prevailing party shall be entitled to recover its attorneys' fees and the costs of said action, suit or proceeding.

FILM ROMAN, INC.


By: /s/ Phil Roman
   ------------------------------
   An Authorized Signatory



TELEVISION ESPANOL, S.A. ("Licensee")


By: /s/ Authorized Signatory
   -------------------------------
   An Authorized Signatory